CONSENT OF SAMUEL KLEIN AND COMPANY


We consent to the incorporation by reference in Registration Statements No. 33-92972, 333-04703 and 333-09445 of IDM Environmental Corp. on Form S-8 of our reports dated April 4, 1997 appearing in this Annual Report on Form 10-K of IDM Environmental Corp. for the year ended December 31, 1996.



                                          /s/ Samuel Klein and Company
                                          --------------------------------------
                                          SAMUEL KLEIN AND COMPANY



Newark, New Jersey
July 10, 1997